UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2011 (May 10, 2011)
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Croghan Bancshares, Inc. (“Croghan”) was held on May 10, 2011, in Fremont, Ohio. At the close of business on March 11, 2011, the record date for the Annual Meeting, a total of 1,673,380 common shares of Croghan were outstanding and entitled to vote. A total of 1,214,349, or 73% of the Croghan common shares outstanding and entitled to vote, were represented in person or by proxy at the Annual Meeting. Provided below are the final voting results for the Annual Meeting.
Proposal 1
     The following three (3) directors were elected at the Annual Meeting to serve for three-year terms expiring in 2014:

	Number of Votes
	For	Withheld	Broker Non-Votes	Abstain
Claire F. Johansen	812,743	45,374	356,232	N/A
Rick M. Robertson	831,690	26,427	356,232	N/A
Gary L. Zimmerman	825,397	32,720	356,232	N/A
Proposal 2
     With respect to the vote to ratify the appointment of Clifton Gunderson LLP as the independent registered public accounting firm of Croghan for the fiscal year ending December 31, 2011:

Number of Votes
For	Against	Broker Non-Votes	Abstain
1,203,572	7,712	N/A	3,065

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: May 13, 2011	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer